Exhibit 21

Subsidiaries of the Registrant
(as of March 25, 2024)

Subsidiary Name	State or Country of Incorporation or Formation
Cincinnati Bell Wireless, LLC	Ohio
CBTS LLC	Delaware
Cincinnati Bell Funding LLC	Delaware
Cincinnati Bell Telephone Company LLC	Ohio
Cincinnati Bell Extended Territories LLC	Ohio
CBTS Federal LLC	Delaware
CBTS Technology Solutions LLC	Delaware
CBTS Virginia LLC	Virginia
CBTS Technology Solutions India LLP	India
CBTS Technology Solutions Ireland Limited	Ireland
CBTS Technology Solutions UK Ltd.	United Kingdom
OnX Enterprise Solutions Ltd.	Ontario
Cincinnati Bell Funding Canada Ltd.	Ontario
Hawaiian Telcom Holdco, Inc.	Delaware
Hawaiian Telcom Communications, Inc.	Delaware
Hawaiian Telcom Federal LLC	Delaware
Hawaiian Telcom, Inc.	Hawaii
Hawaiian Telcom Services Company, Inc.	Delaware
Wavecom Solutions Corporation	Hawaii
SystemMetrics Corporation	Hawaii
Agile IWG Holdings, LLC	Delaware
BridgeLink Communications LLC	Delaware
CBTS Funding LLC	Delaware
Agile Network Builders LLC	Delaware
Agile Connect, LLC	Delaware
Agile Towers, LLC	Delaware
Agile Airband Ohio, LLC	Delaware
Agile Networks Indiana, LLC	Delaware
Agile Networks Site Development, LLC	Delaware
Digital Access Ohio LLC	Delaware
CBTS Extended Territories LLC	Delaware
altafiber Virginia LLC	Virginia
Agile TT Holdings LLC	Delaware
Ohio TT Coshocton Project LLC	Ohio
Ohio TT Coshocton Tower LLC	Ohio
Ohio TT Connect Coshocton LLC	Ohio
Ohio TT Perry County Project LLC	Ohio
Ohio TT Perry County Tower LLC	Ohio
Ohio TT Connect Perry County LLC	Ohio
Ohio TT Ashtabula Project LLC	Ohio
Ohio TT Ashtabula Tower LLC	Ohio
Ohio TT Connect Ashtabula LLC	Ohio